Exhibit 99.(i)(2)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the caption “Fund Counsel” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 10 to the Form N-1A Registration Statement of Active Assets Institutional Government Securities Trust, File No. 333-81184.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP

New York, New York

October 30, 2009